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                                                                    EXHIBIT 23.2
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            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS
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We consent to the  use of our reports on the financial statements of Independent
Child Study Teams, Inc. and I-R, Inc., dated March 14, 1997, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.



                                        /s/ Deloitte & Touche LLP

Parsippany, New Jersey
November 3, 1997